                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 1999 relating to the financial statements, which appears in Alpharma Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                              /s/ PricewaterhouseCoopers LLP

                                  PricewaterhouseCoopers LLP

Florham Park, New Jersey
August 30, 1999